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                                                                     EXHIBT 23.1




                    Consent of Independent Public Accountants
                    -----------------------------------------

We hereby consent to the incorporation by reference of our report dated February 4, 2000 relating to the financial statements of Viisage Technology, Inc. (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1999 into the Company's previously filed Registration Statements on Form S-8 (No.'s 333-28695, 333-42485 and 333-90177)

                                                                BDO Seidman, LLP



Boston, Massachusetts
March 30, 2000